CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated September 12, 2006 relating to Dreyfus Inflation Adjusted Securities Fund, Dreyfus Intermediate Term Income Fund, Dreyfus Premier Short Term Income Fund and Dreyfus Premier Yield Advantage Fund, which are incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-48926 and 811-6718) of Dreyfus Investment Grade Funds, Inc.

ERNST & YOUNG LLP

New York, New York November 27, 2006